Exhibit 99.1

CC MEDIA HOLDINGS, INC. REPORTS
RESULTS FOR 2014 SECOND QUARTER

● Revenues up 1% totaling $1.6 billion, with slight growth at Media+Entertainment and 2% increase at Outdoor
● OIBDAN1 reached $487 million, including a 5% increase at International Outdoor, a slight decrease at Media+Entertainment and an 8% decline at Americas Outdoor
----------------

San Antonio, July 23, 2014 – CC Media Holdings, Inc. (OTCBB: CCMO) today reported financial results for the second quarter ended June 30, 2014.

“Our growing digital and events businesses continued their strong momentum during the quarter, further demonstrating the unique value that Clear Channel delivers to advertisers through our diverse set of media assets,” Chairman and Chief Executive Officer Bob Pittman said.  “At iHeartRadio, we introduced an even more personalized listener experience with the release of iHeartRadio 5.0 and grew our registered users by 50% year over year -- surpassing the milestone of 50 million registered users in record time.  The first-ever iHeartRadio Music Awards, broadcast live on NBC, was a huge success -- attracting more than 65 million votes through Twitter and Facebook, with #iHeartAwards trending #1 on Twitter throughout the night and number one for Nielsen’s Twitter TV ratings for the entire week.  In addition, we showcased the vision and innovation of our entire company to some of the world’s largest brands and agencies at the Cannes Lions International Festival of Creativity last month, while several of our clients -- including British Airways -- earned prestigious awards.”

“We continued to reinforce our foundation for growth this quarter and make progress in advancing our strategy to become one of the leading technology-fueled multi-platform media and entertainment companies in America.  In another significant step, we have named Brian Lakamp our President of Technology and Digital Ventures,” said Rich Bressler, President and Chief Financial Officer.  “We grew overall revenues despite some market challenges, and I am especially pleased with our efforts in International Outdoor and Media+Entertainment.  Also, the changes we’ve made in Americas Outdoor position us well for the second half of the year.  Underscoring our continuing financial flexibility, the quarter’s $850-million offering of senior notes was well received by the markets.  In addition to our debt refinancing activities, which have created the right runway for us to keep focusing on growing our Media+Entertainment and Outdoor businesses, we’ve continued to make good on our commitment to control costs through operational efficiencies.”

Second Quarter 2014 Results

Consolidated revenues increased $12.1 million in the second quarter of 2014 compared to the same period of 2013.  Excluding the effects of movements in foreign exchange rates, revenues increased $1.6 million or less than 1%.

●
Media+Entertainment revenues increased slightly. Increases at our traffic and weather business, as well as higher political and digital advertising were partially offset by lower revenue in our core national and local terrestrial radio business.

●
Americas outdoor revenues decreased $16 million, or 5%, (or $15 million excluding foreign exchange impacts) driven mainly by lower national account revenues, the nonrenewal of certain airport contracts and lower revenues in our Los Angeles market as a result of our digital boards that became inactive in April 2013.

●
International outdoor revenues increased $30 million, or 7%, (or $19 million excluding foreign exchange impacts) primarily drive by revenue growth in western Europe including Italy, due to a new airport contract in Rome, as well as other countries such as Sweden, France and the UK.  Revenue in emerging markets also increased, including in Brazil where revenue growth was driven by digital advertising and the FIFA World Cup, and in China as a result of new contracts.

The Company’s OIBDAN1 was down 4%, or $18 million, to $487 million for the three months ended June 30, 2014, versus $505 million for the same period of 2013.  Included in the 2014 second quarter OIBDAN of $487 million were $13 million and $7 million of operating and corporate expenses, respectively, associated with the Company’s strategic revenue and efficiency initiatives to attract additional advertising dollars to its businesses and improve operating efficiencies.  OIBDAN for the three months ended June 30, 2013 included $8 million and $6 million of such expenses, respectively.

The consolidated net loss attributable to the Company was $187 million in the second quarter of 2014 compared to a consolidated net income attributable to the Company of $7 million in the same period of 2013. The decrease was primarily due to a $131 million gain on marketable securities related to the sale of an investment in Sirius XM Radio, Inc. in the second quarter of 2013.

Key Highlights

The Company’s recent key highlights include:

Media+Entertainment

●
Surpassed 50 million registered users faster than any other streaming music platform and faster than Twitter and Facebook, iHeartRadio grew registered users by 50% year over year.  With an even more personalized listening experience through iHeartRadio 5.0, iHeart Radio is a leading brand among digital streaming services and is available over the Internet and iHeartRadio app on 35 devices – including mobile, tablets, automotive partners, smart TVs, gaming devices and more.  Total listening hours (“TLH”) were up 3% over the second quarter of 2013, with TLH reaching an all-time high in May.  Mobile represented 58% of this quarter’s total listening hours.

●
Launched the inaugural iHeartRadio Music Awards on May 1st, broadcast live on NBC, which attracted more than 65 million votes through Twitter and Facebook. The awards were the dominant social media topic throughout the week, with #iHeartAwards trending #1 on Twitter throughout the night and number one for Nielsen’s Twitter TV ratings for the entire week.  With the telecast finishing #2 for the night among adults 18-49 among the Big 4 networks, NBC announced it will pick up the iHeartRadio Music Awards for 2015.

●
Hosted the third annual iHeartRadio Ultimate Pool Party that was streamed live on Yahoo! and Clear Channel radio stations, as well as airing exclusively on The CW Network.  Over 8.2 million people watched and listened to the premiere of the event generated nearly 1.3 billion social impressions over the three-day weekend.

●
Partnered with Honda to create “Honda Stage,” a massive brand awareness initiative to reach the youth market that will feature a major series of live and intimate performances from today’s best artists at the iHeartRadio Theater in Los Angeles.

●
Launched the groundbreaking iHeartRadio Hispanic Network which lets us provide our partners with unparalleled access to the Hispanic community, as well as offer this key demographic exclusive access to some of Mexico’s top-rated radio stations through our partnership with the leading radio broadcasting company in Mexico, Grupo Radio Centro.

●
iHeartRadio Network added to Clear Channel’s Network Group under the leadership of Darren Davis, to take full advantage of Clear Channel’s power, reach and scale to deliver more compelling content opportunities to its partners, affiliates, advertisers and consumers, as well as providing a unique platform to its content partners and talent.

●
Partnered with AdsWizz, an advertising technology provider for the digital radio and audio industries, to deliver targeted ads to listeners based on their preferences and location.  These targeted ads can be delivered to specific digital users during a live radio stream for our Clear Channel radio stations on iHeartRadio.

●	Extended iHeartRadio’s automotive reach in the connected dashboard by offering its streaming and live radio service through Subaru’s new STARLINK infotainment systems.
●
Launched AuDiO (Audience Delivery Optimizer), a first-of-its-kind, proprietary radio optimization tool that enables local and national political campaigns to target precisely key voter segments via radio.

Outdoor

●
Installed nearly 400 new digital displays in international markets for an end of quarter total of more than 4,100 displays and 27 new digital billboards in the U.S. for an end of quarter total of 1,107 across 39 markets.

●
Partnered with Monster Media, an interactive technology pioneer and designer of award-winning digital out-of-home advertising solutions, to launch a nationwide network of interactive charging stations in major U.S. airports that will service smartphones, tablet computers and laptops.  Starting with Hartsfield-Jackson Atlanta International Airport, Chicago O’Hare International Airport and Dallas/Fort Worth International Airport, the interactive charging station network will help advertisers to reach the busy traveler demographic in a new and exciting way with touch-enabled LCD screens embedded in the stations.

●
Expanded Outdoor Connect to 29 markets in North America, building on the successful global launch of Connect in the first quarter. Connect enables national and regional advertisers to reach mobile consumers at scale by turning pedestrian accessible inventory into interactive environments where a consumer can use a smartphone to engage in various brand experiences from couponing to social media interaction and games.

●
Won a 10-year contract to provide a comprehensive advertising program for Billy Bishop Toronto City Airport’s passenger terminal.  With Toronto Pearson, Vancouver International and Canadian Regional Airports already in its portfolio, Clear Channel is in the unique position to help brands reach nearly two-thirds of passengers travelling annually through Canadian airports.

●
Announced a groundbreaking, multi-year deal with BlueFocus Communications Group to promote prominent Chinese brands to American consumers via digital out-of-home media in Times Square and in major U.S. airports, starting with San Francisco International Airport.

●
Showcased the powerful combination of Out-Of-Home and Mobile advertising at Cannes Lions International Festival of Creativity, using the world’s largest rooftop digital screen and interactive digital totems.  British Airways’ digital out of home campaign “The Magic of Flying” – on which Clear Channel UK was a key collaborator – earned nine awards, including the Direct Lions Grand Prix and a Gold Lions in the Outdoor category.  Another winning campaign – to which International contributed – was Apotek Hjartat’s “Blowing in the Wind,” which used motion sensor technology to detect incoming metro trains in the Stockholm subway and trigger an on-screen creative showing a model’s rippling hair. Clear Channel Outdoor also displayed the 2014 Outdoor Lions winners and a giant mobile interactive soccer game.

●
Simulcasted the 2014 Tony Awards® in Times Square in partnership with the Times Square Alliance and the City of New York for the sixth straight year, with Clear Channel Spectacolor as an official media partner of the awards.

●
Appointed Andrew Morley, former Head of Motorola at Google in the UK and Ireland, as new CEO of Clear Channel’s UK business.  He replaces Matthew Dearden, who has been promoted to President of Clear Channel Europe.

Revenues, Operating Expenses and OIBDAN by Segment

(In thousands)	Three Months Ended June 30,		% Change	Six Months Ended June 30,		% Change
	2014	2013		2014	2013
Revenue1
CCME	$806,337	$805,611	0%	$1,476,684	$1,462,177	1%
Americas Outdoor	319,147	335,025	(5%)	587,904	621,486	(5%)
International Outdoor	462,058	431,846	7%	828,552	795,595	4%
Other	59,062	61,099	(3%)	110,524	110,318	0%
Eliminations	(16,450)	(15,484)		(30,962)	(28,421)
Consolidated revenue	$1,630,154	$1,618,097	1%	$2,972,702	$2,961,155	0%

Operating expenses1,2
CCME	$484,603	$482,500	0%	$954,512	$925,910	3%
Americas Outdoor	192,154	196,934	(2%)	376,554	388,197	(3%)
International Outdoor	361,261	335,644	8%	691,324	670,133	3%
Other	42,231	42,104	0%	84,694	84,059	1%
Eliminations	(16,450)	(15,484)		(30,962)	(28,421)
Consolidated operating expenses	$1,063,799	$1,041,698	2%	$2,076,122	$2,039,878	2%

OIBDAN1
CCME	$321,734	$323,111	(0%)	$522,172	$536,267	(3%)
Americas Outdoor	126,993	138,091	(8%)	211,350	233,289	(9%)
International Outdoor	100,797	96,202	5%	137,228	125,462	9%
Other	16,831	18,995	(11%)	25,830	26,259	(2%)
Corporate1,3	(79,414)	(71,735)		(149,084)	(149,981)
Consolidated OIBDAN	$486,941	$504,664	(4%)	$747,496	$771,296	(3%)

Certain prior period amounts have been reclassified to conform to the 2014 presentation of financials throughout the press release.

1
See the end of this press release for reconciliations of (i) OIBDAN for each segment to consolidated operating income (loss); (ii) revenues excluding effects of foreign exchange to revenues; (iii) direct operating and SG&A expenses excluding effects of foreign exchange to expenses; (iv) OIBDAN excluding effects of foreign exchange to OIBDAN; (v) revenues excluding effects of political revenues to revenues; (vi) corporate expenses excluding non-cash compensation expenses to corporate expenses; and (vii) OIBDAN to net income (loss).  See also the definition of OIBDAN under the Supplemental Disclosure section in this release.

2	The Company’s operating expenses include direct operating expenses and SG&A expenses.

3
Includes Corporate for Clear Channel Outdoor Holdings, Inc. of $33 million and $36 million for the three months ended June 30, 2014 and 2013, respectively, and $64 million and $62 million for the six months ended June 30, 2014 and 2013, respectively.

Media+Entertainment

Media+Entertainment revenues increased slightly compared to the same period of 2013. Revenue increased in our traffic and weather business as a result of new weather product offerings and the impact of strategic sales initiatives, as well as higher political advertising. We continued to experience increases in digital advertising revenue as a result of continued increased listenership on our iHeartRadio platform, with total listening hours increasing 3.2% and higher revenue from events. Partially offsetting these increases were decreases in our core national and local terrestrial radio revenues and our national syndication revenues.

Operating expenses increased $2 million during the second quarter of 2014 versus the same period in 2013, primarily due to higher sports programming costs, increased rent expense and higher spending on strategic efficiency initiatives.

OIBDAN decreased $1 million to $322 million in the second quarter of 2014.

Americas Outdoor Advertising

Americas outdoor revenues decreased $16 million, or 5%, (or $15 million excluding foreign exchange impacts) compared to the same period of 2013, primarily driven by lower national account revenues, the nonrenewal of certain airport contracts and lower revenues in our Los Angeles market as a result of our digital boards that became inactive in April 2013. Lower spending by national accounts negatively impacted rates for our billboards and posters.

Operating expenses decreased $5 million (or $4 million excluding foreign exchange impacts) during the second quarter of 2014 versus the same period in 2013. Driving this decline were lower variable site lease and commission expenses resulting from lower revenues.  Site lease expenses were lower due to the nonrenewal of certain airport contracts. Legal expense related to the Los Angeles litigation was also lower.

OIBDAN declined $11 million, or 8%, to $127 million in the second quarter of 2014.

International Outdoor Advertising

International outdoor revenues increased $30 million, or 7%, (or $19 million excluding foreign exchange impacts) compared to the same period of 2013, primarily driven by revenue growth in western Europe including Italy, due to a new airport contract in Rome, as well as other countries such as Sweden, France and the UK. Revenue in emerging markets also increased, including in Brazil where revenue growth was driven by digital advertising and the FIFA World Cup, and in China as a result of new contracts.

Operating expenses increased $26 million (or $16 million excluding foreign exchange impacts) during the second quarter of 2014 versus the same period in 2013 primarily driven by costs related to new contracts including the Rome airport contract, higher compensation related to higher revenues, as well as higher legal expenses.

OIBDAN was up $5 million, or 5%, to $101 million in the second quarter of 2014.

Conference Call

CC Media Holdings, Inc. along with its wholly owned subsidiary, Clear Channel Communications, Inc., and its publicly traded subsidiary, Clear Channel Outdoor Holdings, Inc., will host a conference call to discuss results on July 23, 2014 at 8:30 a.m. Eastern Time.  The conference call number is (800) 260-0712 (U.S. callers) and (612) 288-0318 (International callers) and the passcode for both is 332123.   A live audio webcast of the conference call will also be available on the investor section of www.clearchannel.com and www.clearchanneloutdoor.com.  After the live conference call, a replay will be available for 30 days.  The replay numbers are 800-475-6701 (U.S. callers) and 320-365-3844 (International callers) and the passcode for both is 332123.  An archive of the webcast will be available beginning 24 hours after the call for 30 days.

TABLE 1 - Financial Highlights of CC Media Holdings, Inc. and Subsidiaries

(In thousands)	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Revenue	$1,630,154	$1,618,097	$2,972,702	$2,961,155
Operating expenses:
Direct operating expenses	643,222	630,357	1,239,717	1,225,174
Selling, general and administrative expenses	420,577	411,341	836,405	814,704
Corporate expenses	82,196	77,557	154,902	161,320
Depreciation and amortization	174,062	179,734	348,933	361,916
Impairment charges	4,902	-	4,902	-
Other operating (expense) income, net	(1,628)	1,113	(1,463)	3,508
Operating income	303,567	320,221	386,380	401,549
Interest expense	440,605	407,508	871,719	793,033
Loss on sale of marketable securities	-	130,898	-	130,898
Equity in earnings (loss) of nonconsolidated affiliates	(16)	5,971	(13,343)	9,612
Loss on extinguishment of debt	(47,503)	-	(51,419)	(3,888)
Other income (expense), net	12,157	(18,098)	13,698	(19,098)
(Loss) income before income taxes	(172,400)	31,484	(536,403)	(273,960)
Income tax benefit (expense)	621	(11,477)	(67,766)	84,848
Consolidated net (loss) income	(171,779)	20,007	(604,169)	(189,112)
Less: Amount attributable to noncontrolling interest	14,852	12,805	6,651	6,689
Net (loss) income attributable to the Company	$(186,631)	$7,202	$(610,820)	$(195,801)

For the three months ended June 30, 2014, foreign exchange rate movements increased the Company’s revenues by $11 million and increased direct operating and SG&A expenses by $9 million.  For the six months ended June 30, 2014, foreign exchange rate movements increased the Company’s revenues by $11 million and direct operating and SG&A expenses by $9 million.

TABLE 2 - Selected Balance Sheet Information

Selected balance sheet information for June 30, 2014 and December 31, 2013:

(In millions)	June 30,	December 31,
	2014	2013
Cash	$798.4	$708.2
Total Current Assets	2,612.0	2,513.3
Net Property, Plant and Equipment	2,814.3	2,897.6
Total Assets	14,752.2	15,097.3

Current Liabilities (excluding current portion of long-term debt)	1,364.4	1,309.9
Long-Term Debt (including current portion of long-term debt)	20,672.1	20,484.2
Shareholder's Deficit	(9,315.2)	(8,696.6)

TABLE 3 - Total Debt

At June 30, 2014 and December 31, 2013, CC Media Holdings had total debt of:

(In millions)	June 30,	December 31,
	2014	2013
Senior Secured Credit Facilities	$8,222.3	$8,225.8
Receivables Based Facility	-	247.0
Priority Guarantee Notes	4,324.8	4,324.8
Other Secured Subsidiary Debt	19.6	21.1
Total Secured Debt	12,566.7	12,818.7

Senior Cash Pay Notes due 2016	94.3	94.3
Senior Toggle Notes due 2016	127.9	127.9
Senior Notes due 2021	1,645.3	1,404.2
Clear Channel Senior Notes	725.0	1,436.5
Senior Notes due 2018	850.0	-
Subsidiary Senior Notes due 2022	2,725.0	2,725.0
Subsidiary Senior Subordinated Notes due 2020	2,200.0	2,200.0
Other Clear Channel Subsidiary Debt	0.5	-
Purchase accounting adjustments and original issue discount	(262.6)	(322.4)
Total long term debt (including current portion of long-term debt)	$20,672.1	$20,484.2

The current portion of long-term debt was $22 million and $454 million as of June 30, 2014 and December 31, 2013, respectively.

Liquidity and Financial Position

For the six months ended June 30, 2014, cash flow used for operating activities was $46 million, cash flow provided by investing activities totaled $82 million, cash flow provided by financing activities was $56 million, and the effect of exchange rate changes on cash was less than $1 million.  The net increase in cash was $90 million.

Capital expenditures for the six months ended June 30, 2014 were approximately $141 million compared to $133 million for the same period in 2013.

During the second quarter of 2014, we entered into the following debt transactions:

CCU Escrow Corporation

●	Issued $850 million aggregate principal amount of 10% Senior Notes due 2018

Clear Channel Communications, Inc.

●	Retired $130 million aggregate principal amount of its 5.5% Senior Notes due 2014 held by CC Finco
●	Redeemed $567 million aggregate principal amount of its 5.5% Senior Notes due 2014 and $241 million aggregate principal amount of its 4.9% Senior Notes due 2015

This week, we announced the following transactions:

●
Clear Channel Communications, Inc. intends to issue and sell approximately $222.2 million in aggregate principal amount of new Senior Notes due 2021 to a wholly-owned subsidiary in a transaction exempt from registration under the Securities Act of 1933, as amended.  The new Senior Notes due 2021 will be issued as additional notes under the indenture governing Clear Channel’s existing Senior Notes due 2021.  On July 21, 2014, Clear Channel issued a notice of redemption to redeem all of the outstanding $94.3 million aggregate principal amount of Senior Cash Pay Notes due 2016 and $127.9 million aggregate principal amount of Senior Toggle Notes due 2016 using proceeds of the issuance of the new Senior Notes due 2021.  The closing of the issuance of the new Senior Notes due 2021 and redemption of the outstanding Senior Cash Pay Notes due 2016 and Senior Toggle Notes due 2016 are expected to occur on August 22, 2014.

●
On July 21, 2014, in accordance with the terms of its charter, a committee of the board of Clear Channel Outdoor Holdings, Inc. (“CCOH”) (1) provided notice of its intent to demand $175 million outstanding under the revolving promissory note with Clear Channel Communications, Inc. on August 11, 2014 and (2) declared a special cash dividend in aggregate amount equal to $175 million, the payment of which is conditioned upon the satisfaction by Clear Channel of such demand, payable on August 11, 2014 to CCOH’s stockholders of record as of August 4, 2014.  As the indirect parent of CCOH, Clear Channel will be entitled to approximately 88% of the proceeds from such dividend through its wholly-owned subsidiaries.  The remaining approximately 12% of the proceeds from the dividend, or approximately $21 million, will be paid to the public stockholders of CCOH.  Clear Channel will fund the net payment of this $21 million with cash on hand, which will reduce the amount of cash Clear Channel has available to fund its working capital needs, debt service obligations and other obligations.  Following satisfaction of the demand, the balance outstanding under the note will be reduced by $175 million.

The senior secured credit facilities require Clear Channel to comply on a quarterly basis with a financial covenant limiting the ratio of consolidated secured debt, net of cash and cash equivalents, to consolidated EBITDA (as defined by Clear Channel’s senior secured credit facilities) for the preceding four quarters.  Clear Channel’s secured debt consists of the senior secured credit facilities, the receivables-based credit facility, the priority guarantee notes and certain other secured subsidiary debt.  As required by the definition of consolidated EBITDA in Clear Channel’s senior secured credit facilities, Clear Channel’s consolidated EBITDA for the preceding four quarters of $1.9 billion is calculated as operating income (loss) before depreciation, amortization, impairment charges and other operating income, net plus share-based compensation and is further adjusted for the following items: (i) costs incurred in connection with the closure and/or consolidation of facilities, retention charges, consulting fees and other permitted activities; (ii) extraordinary, non-recurring or unusual gains or losses or expenses and severance; (iii) non-cash charges; (iv) cash received from nonconsolidated affiliates; and (v) various other items.

The following table reflects a reconciliation of consolidated EBITDA (as defined by Clear Channel’s senior secured credit facilities) to operating income and net cash provided by operating activities for the four quarters ended June 30, 2014:

(In millions) Note numbers may not sum due to rounding	Four Quarters Ended June 30, 2014
Consolidated EBITDA (as defined by Clear Channel's senior secured credit facilities)	$1,904.7
Less adjustments to consolidated EBITDA (as defined by Clear Channel's senior secured credit facilities):
Cost incurred in connection with closure and/or consolidation of facilities, retention charges, consulting fees, and other permitted activities	(90.7)
Extraordinary, non-recurring or unusual gains or losses or expenses and severance (as referenced in the definition of consolidated EBITDA in Clear Channel's senior secured credit facilities)	(27.7)
Non-cash charges	(40.7)
Cash received from nonconsolidated affiliates	(9.5)
Other items	(17.7)
Less: Depreciation and amortization, Impairment charges, Other operating income (expense), net, and Share- based compensation expense	(732.9)
Operating income	985.5
Plus: Depreciation and amortization, Impairment charges, Other operating income (expense), net, and Share- based compensation expense	732.9
Less: Interest expense	(1,728.1)
Less: Current income tax benefit	(33.1)
Less: Other income (expense), net	10.8
Adjustments to reconcile consolidated net loss to net cash provided by operating activities (including Provision for doubtful accounts, Amortization of deferred financing charges and note discounts, net and Other reconciling items, net)	131.6
Change in assets and liabilities, net of assets acquired and liabilities assumed	159.9
Net cash provided by operating activities	$259.5

The maximum ratio under this financial covenant is currently set at 9.00:1 and reduces to 8.75:1 for the four quarters ended December 31, 2014. At June 30, 2014, the ratio was 6.4:1.

Supplemental Disclosure Regarding Non-GAAP Financial Information

The following tables set forth the Company’s OIBDAN for the three and six months ended June 30, 2014 and 2013.  The Company defines OIBDAN as consolidated net income (loss) adjusted to exclude non-cash compensation expenses and the following line items presented in its Statement of Operations:  Income tax benefit; Other income (expense), net; Equity in earnings (loss) of nonconsolidated affiliates; Loss on extinguishment of debt; Interest expense; Other operating income, net; D&A; and Impairment charges.

The Company uses OIBDAN, among other things, to evaluate the Company’s operating performance.  This measure is among the primary measures used by management for the planning and forecasting of future periods, as well as for measuring performance for compensation of executives and other members of management.  We believe this measure is an important indicator of the Company’s operational strength and performance of its business because it provides a link between profitability and net income.  It is also a primary measure used by management in evaluating companies as potential acquisition targets.

The Company believes the presentation of this measure is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company’s management.  The Company believes it helps improve investors’ ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies that have different capital structures, stock option structures or tax rates.  In addition, the Company believes this measure is also among the primary measures used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

Since OIBDAN is not a measure calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, net income as an indicator of operating performance and may not be comparable to similarly titled measures employed by other companies.  OIBDAN is not necessarily a measure of the Company’s ability to fund its cash needs.  As it excludes certain financial information compared with operating income and net loss, the most directly comparable GAAP financial measures, users of this financial information should consider the types of events and transactions which are excluded.

In addition, because a significant portion of the Company’s advertising operations are conducted in foreign markets, principally the Euro area, the U.K. and China, management reviews the operating results from its foreign operations on a constant dollar basis.  A constant dollar basis (in which a foreign currency adjustment is made to show the 2014 actual foreign revenues, expenses and OIBDAN at average 2013 foreign exchange rates) allows for comparison of operations independent of foreign exchange rate movements.

As required by the SEC, the Company provides reconciliations below to the most directly comparable amounts reported under GAAP, including (i) OIBDAN for each segment to consolidated operating income (loss); (ii) Revenues excluding the effects of foreign exchange to revenues; (iii) Expenses excluding the effects of foreign exchange to expenses; (iv) OIBDAN excluding the effects of foreign exchange to OIBDAN; (v) Revenues excluding effects of political revenue to revenues; (vi) Corporate expenses excluding non-cash compensation expenses to Corporate expenses; and (vii) OIBDAN to net loss.

Reconciliation of OIBDAN for each segment to Consolidated Operating Income (Loss)

(In thousands)	Operating income (loss)	Non-cash compensation expenses	Depreciation and amortization	Other operating income (expense), net	Impairment charges	OIBDAN
Three Months Ended June 30, 2014
CCME	$260,255	$-	$61,479	$-	$-	$321,734
Americas Outdoor	79,470	-	47,523	-	-	126,993
International Outdoor	50,583	-	50,214	-	-	100,797
Other	8,177	-	8,654	-	-	16,831
Impairment charges	(4,902)	-	-	-	4,902	-
Corporate	(88,388)	2,782	6,192	-	-	(79,414)
Other operating income (expense), net	(1,628)	-	-	1,628	-	-
Consolidated	$303,567	$2,782	$174,062	$1,628	$4,902	$486,941

Three Months Ended June 30, 2013
CCME	$255,073	$-	$68,038	$-	$-	$323,111
Americas Outdoor	91,050	-	47,041	-	-	138,091
International Outdoor	46,272	-	49,930	-	-	96,202
Other	9,105	-	9,890	-	-	18,995
Impairment charges	-	-	-	-	-	-
Corporate	(82,392)	5,822	4,835	-	-	(71,735)
Other operating income (expense), net	1,113	-	-	(1,113)	-	-
Consolidated	$320,221	$5,822	$179,734	$(1,113)	$-	$504,664

Six Months Ended June 30, 2014
CCME	$398,122	$-	$124,050	$-	$-	$522,172
Americas Outdoor	116,229	-	95,121	-	-	211,350
International Outdoor	36,570	-	100,658	-	-	137,228
Other	8,456	-	17,374	-	-	25,830
Impairment charges	(4,902)	-	-	-	4,902	-
Corporate	(166,632)	5,818	11,730	-	-	(149,084)
Other operating income (expense), net	(1,463)	-	-	1,463	-	-
Consolidated	$386,380	$5,818	$348,933	$1,463	$4,902	$747,496

Six Months Ended June 30, 2013
CCME	$400,397	$-	$135,870	$-	$-	$536,267
Americas Outdoor	137,563	-	95,726	-	-	233,289
International Outdoor	24,539	-	100,923	-	-	125,462
Other	6,387	-	19,872	-	-	26,259
Impairment charges	-	-	-	-	-	-
Corporate	(170,845)	11,339	9,525	-	-	(149,981)
Other operating income (expense), net	3,508	-	-	(3,508)	-	-
Consolidated	$401,549	$11,339	$361,916	$(3,508)	$-	$771,296

Reconciliation of Revenues excluding Effects of Foreign Exchange Rates to Revenues

(In thousands)	Three Months Ended June 30,		% Change	Six Months Ended June 30,		% Change
	2014	2013		2014	2013
Consolidated revenue	$1,630,154	$1,618,097	1%	$2,972,702	$2,961,155	0%
Excluding: Foreign exchange (increase) decrease	(10,512)	-		(10,962)	-
Revenue excluding effects of foreign exchange	$1,619,642	$1,618,097	0%	$2,961,740	$2,961,155	0%
Americas Outdoor revenue	$319,147	$335,025	(5%)	$587,904	$621,486	(5%)
Excluding: Foreign exchange (increase) decrease	837	-		1,781	-
Americas Outdoor revenue excluding effects of foreign exchange	$319,984	$335,025	(4%)	$589,685	$621,486	(5%)
International Outdoor revenue	$462,058	$431,846	7%	$828,552	$795,595	4%
Excluding: Foreign exchange (increase) decrease	(11,349)	-		(12,743)	-
International Outdoor revenue excluding effects of foreign exchange	$450,709	$431,846	4%	$815,809	$795,595	3%

Reconciliation of Expenses (Direct Operating and SG&A Expenses) excluding Effects of Foreign Exchange Rates to Expenses

(In thousands)	Three Months Ended June 30,		% Change	Six Months Ended June 30,		% Change
	2014	2013		2014	2013
Consolidated expense	$1,063,799	$1,041,698	2%	$2,076,122	$2,039,878	2%
Excluding: Foreign exchange (increase) decrease	(8,801)	-		(8,614)	-
Consolidated expense excluding effects of foreign exchange	$1,054,998	$1,041,698	1%	$2,067,508	$2,039,878	1%
Americas Outdoor expense	$192,154	$196,934	(2%)	$376,554	$388,197	(3%)
Excluding: Foreign exchange (increase) decrease	740	-		1,584	-
Americas Outdoor expense excluding effects of foreign exchange	$192,894	$196,934	(2%)	$378,138	$388,197	(3%)
International Outdoor expense	$361,261	$335,644	8%	$609,486	$670,133	(9%)
Excluding: Foreign exchange (increase) decrease	(9,541)	-		(10,198)	-
International Outdoor expense excluding effects of foreign exchange	$351,720	$335,644	5%	$599,288	$670,133	(11%)

Reconciliation of OIBDAN excluding Effects of Foreign Exchange Rates to OIBDAN

(In thousands)	Three Months Ended June 30,		% Change	Six Months Ended June 30,		% Change
	2014	2013		2014	2013
Consolidated OIBDAN	$486,941	$504,664	(4%)	$747,496	$771,296	(3%)
Excluding: Foreign exchange (increase) decrease	(1,711)	-		(2,348)	-
OIBDAN excluding effects of foreign exchange	$485,230	$504,664	(4%)	$745,148	$771,296	(3%)
Americas Outdoor OIBDAN	$126,993	$138,091	(8%)	$211,350	$233,289	(9%)
Excluding: Foreign exchange (increase) decrease	97	-		197	-
Americas Outdoor OIBDAN excluding effects of foreign exchange	$127,090	$138,091	(8%)	$211,547	$233,289	(9%)
International Outdoor OIBDAN	$100,797	$96,202	5%	$137,228	$125,462	9%
Excluding: Foreign exchange (increase) decrease	(1,808)	-		(2,545)	-
International Outdoor OIBDAN excluding effects of foreign exchange	$98,989	$96,202	3%	$134,683	$125,462	7%

Reconciliation of Revenues excluding Effects of Political Revenue to Revenues

(In thousands)	Three Months Ended June 30,		% Change	Six Months Ended June 30,		% Change
	2014	2013		2014	2013
Consolidated revenue	$1,630,154	$1,618,097	1%	$2,972,702	$2,961,155	0%
Excluding: Political revenue	(14,877)	(6,968)		(21,428)	(21,838)
Consolidated revenue excluding effects of political revenue	$1,615,277	$1,611,129	0%	$2,951,274	$2,939,317	0%
CCME revenue	$806,337	$805,611	0%	$1,476,684	$1,462,177	1%
Excluding: Political revenue	(10,328)	(5,908)		(14,876)	(17,006)
CCME revenue excluding effects of political revenue	$796,009	$799,703	(0%)	$1,461,808	$1,445,171	1%
Americas Outdoor revenue	$319,147	$335,025	(5%)	$587,904	$621,486	(5%)
Excluding: Political revenue	(511)	(112)		(758)	(739)
Americas Outdoor revenue excluding effects of political revenue	$318,636	$334,913	(5%)	$587,146	$620,747	(5%)
Other revenue	$59,062	$49,219	20%	$110,524	$795,595	(86%)
Excluding: Political revenue	(4,038)	(948)		(5,794)	(4,093)
Revenue excluding effects of political revenue	$55,024	$48,271	14%	$104,730	$791,502	(87%)

Reconciliation of Corporate Expenses excluding Non-cash compensation expenses to Corporate Expenses

(In thousands)	Three Months Ended June 30,		%	Six Months Ended June 30,		%
	2014	2013	Change	2014	2013	Change
Corporate Expense	$82,196	$77,557	6%	$154,902	$161,320	(4%)
Less: Non-cash compensation expense	(2,782)	(5,822)		(5,818)	(11,339)
	$79,414	$71,735	11%	$149,084	$149,981	(1%)

Reconciliation of OIBDAN to Net Income (Loss)

(In thousands)	Three Months Ended June 30,		% Change	Six Months Ended June 30,		% Change
	2014	2013		2014	2013
OIBDAN	$486,941	$504,664	(4%)	$747,496	$771,296	(3%)
Non-cash compensation expense	2,782	5,822		5,818	11,339
Depreciation and amortization	174,062	179,734		348,933	361,916
Impairment charges	4,902	-		4,902	-
Other operating (expense) income, net	(1,628)	1,113		(1,463)	3,508
Operating income	303,567	320,221		386,380	401,549
Interest expense	440,605	407,508		871,719	793,033
Loss on sale of marketable securities	-	130,898		-	130,898
Equity in earnings (loss) of nonconsolidated affiliates	(16)	5,971		(13,343)	9,612
Loss of extinguishment of debt	(47,503)	-		(51,419)	(3,888)
Other income (expense), net	12,157	(18,098)		13,698	(19,098)
(Loss) income before income taxes	(172,400)	31,484		(536,403)	(273,960)
Income tax benefit (expense)	621	(11,477)		(67,766)	84,848
Consolidated net (loss) income	(171,779)	20,007		(604,169)	(189,112)
Less: Amount attributable to noncontrolling interest	14,852	12,805		6,651	6,689
Net (loss) income attributable to the Company	$(186,631)	$7,202		$(610,820)	$(195,801)

About CC Media Holdings, Inc.

CC Media Holdings, Inc. (OTCBB: CCMO), the parent company of Clear Channel Communications, is one of the leading global media and entertainment companies.  The company specializes in radio, digital, outdoor, mobile, social, live events, on-demand entertainment and information services for local communities, and uses its unparalleled national reach to target both nationally and locally on behalf of its advertising partners.  The company is dedicated to using the latest technology solutions to transform the company’s products and services for the benefit of its consumers, communities, partners and advertisers, and its outdoor business reaches over 40 countries across five continents, connecting people to brands using innovative new technology.

For further information, please contact:

Media
Wendy Goldberg
Executive Vice President – Communications
(212) 377-1105

Investors
Effie Epstein
Vice President – Planning and Investor Relations
(212) 377-1116

Certain statements in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of CC Media Holdings, Inc. and its subsidiaries, including Clear Channel Communications, Inc. and Clear Channel Outdoor Holdings, Inc., to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The words or phrases “guidance,” “believe,” “expect,” “anticipate,” “estimates,” “forecast” and similar words or expressions are intended to identify such forward-looking statements. In addition, any statements that refer to expectations or other characterizations of future events or circumstances are forward-looking statements.

Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this release include, but are not limited to: the impact of the Company’s substantial indebtedness, including the use of cash from operations and other liquidity-generating transactions to make payments on its indebtedness; changes in business, political and economic conditions in the United States and in other countries in which the Company currently does business (both general and relative to the advertising industry); changes in operating performance; changes in governmental regulations and policies and actions of regulatory bodies; changes in the level of competition for advertising dollars; fluctuations in operating costs; technological changes and innovations; changes in labor conditions; changes in capital expenditure requirements; fluctuations in exchange rates and currency values; the outcome of litigation; fluctuations in interest rates; taxes and tax disputes; shifts in population and other demographics; access to capital markets and borrowed indebtedness; risks relating to the integration of acquired businesses; and risks that we may not achieve or sustain anticipated cost savings. Other unknown or unpredictable factors also could have material adverse effects on the Company’s future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this document. Other key risks are described in the Company’s reports filed with the U.S. Securities and Exchange Commission, including in the section entitled “Item 1A. Risk Factors” of CC Media Holdings, Inc.’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Except as otherwise stated in this release, the Company does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.